News Release

UMB Financial Corporation 1010 Grand Boulevard Kansas City, Mo. 64141

UMB Announces Conference Call to Discuss Third Quarter Results

Kansas City, Mo. (October 11, 2007) – UMB Financial Corporation (NASDAQ: UMBF), a Kansas City-based multi-bank holding company, plans to host a conference call to discuss its third quarter results on October 24, 2007, at 8:30 a.m. (CST).

Interested parties may access the call by dialing U.S./Canada (toll-free) 800-218-9073 or access the following Web link at least 10 minutes before the call begins: http://w.on24.com/r.htm?e=95042&s=1&k=801EE2F28B754C56A4BBA56E3AEA338F or visit umb.com, investor relations, to access the link to the live call.

A replay of the conference call may be heard until November 7th, 2007, by calling U.S./Canada (toll-free) 800-405-2236 or 303-590-3000. The replay pass code required for playback is conference ID 11098473#.

The call replay may also be accessed via the company's Web site, www.umb.com, by visiting the investor relations area.

UMB Financial Corporation is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 136 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin, a trust management company in South Dakota, and single-purpose companies that deal with brokerage services and insurance.

Contact:

UMB Financial Corporation Mandie Nelson, 816-860-5088 or Investor Relations Contact: Begonya Klumb, 816-860-7906

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